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                                                                      EXHIBIT 11


                              DATA DIMENSIONS, INC.
                      CALCULATIONS OF NET INCOME PER SHARE
                                   (Unaudited)

                                                          Three Months Ended                     Six Months Ended
                                                                June 30                               June 30
                                                      ----------------------------         ----------------------------
                                                          1997             1996               1997              1996
                                                      -----------      -----------         -----------      -----------
Actual weighted average shares outstanding for
period                                                 11,691,000       11,319,000          11,550,000       11,319,000

Dilutive common stock options using the treasury
stock method                                              353,000          273,000             349,000          387,000
                                                      -----------      -----------         -----------      -----------

Total shares used in per share calculations            12,044,000       11,592,000(1)       11,899,000       11,706,000(1)
                                                      ===========      ===========         ===========      ===========

Net Income                                            $   799,000      $   136,000         $ 1,095,000      $   138,000
                                                      ===========      ===========         ===========      ===========

Net income per share (2)                              $      0.07      $      0.01(2)      $      0.09      $      0.01(2)
                                                      ===========      ===========         ===========      ===========




(1) Adjusted to give effect to a 3 for 1 stock split effective March 20, 1997.

(2) Fully diluted earnings per share does not differ by more than three percent from primary earnings per share.